Exhibit 10.13

TIVIC HEALTH SYSTEMS, INC.

NOTE PURCHASE AGREEMENT

June 17, 2021

i

6.	Miscellaneous		9
	6.1	Successors and Assigns	9
	6.2	Governing Law	9
	6.3	Titles and Subtitles	9
	6.4	Notices	9
	6.5	Amendments and Waivers	10
	6.6	Severability	10
	6.7	Finder’s Fee	10
	6.8	Further Assurances	10
	6.9	Survival of Representations Warranties and Covenants	10
	6.10	Separability	10
	6.11	Acknowledgment	11
	6.12	Construction	11
	6.13	Entire Agreement	11
	6.14	Attorney’s Fees	11
	6.15	Waiver of Conflicts	11
	6.16	Expenses	12
	6.18	Counterparts	12
	6.19	California Securities Laws	12

ii

TIVIC HEALTH SYSTEMS, INC.

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of June 17, 2021, by and among Tivic Health Systems, Inc., a Delaware corporation (the “Company”), and the investors listed on Exhibit A hereto who become signatories to this Agreement (each an “Investor” and, collectively, the “Investors”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                   Issuance of Notes.

1.1               Issuance of Notes. Subject to the terms and conditions of this Agreement, at each Closing (as defined below), the Company shall issue and sell to each Investor participating in such Closing, an unsecured convertible promissory note (each such note, a “Note” and collectively, the “Notes”) in the principal amount set forth opposite each such Investor’s name on Exhibit A attached hereto (the “Principal Amount”), against payment by such Investor to the Company of the Principal Amount. The Company may issue and sell Notes with an aggregate Principal Amount of up to $3,000,000 under this Agreement. The Notes shall each be in substantially the form of Exhibit B attached hereto, except (i) as may be amended to provide for an original issue discount, at the discretion of the Company; or (ii) as may otherwise be agreed upon by the Company and an Investor.

2.                   Closings.

2.1               Initial Closing. The initial closing of the purchase and sale of the Notes shall take place at the offices of Procopio, Cory, Hargreaves & Savitch LLP (“Procopio”), 1117 California Avenue, Palo Alto, California, on June 17, 2021, at 10:00 a.m. (the “Initial Closing”), or at such other place and time as the Company and the Investors scheduled to purchase at least a majority in Principal Amount mutually agree.

2.2               Subsequent Closings. Subsequent to the Initial Closing, until the earlier of the date that is 120 days following the date of the Initial Closing or such time as the aggregate Principal Amount evidenced by all of the Notes equals a total of $3,000,000, the Company may sell additional Notes to such persons or entities as determined by the Company (each such closing, a “Subsequent Closing” and, together with the Initial Closing, each a “Closing”). For purposes of this Agreement, and all other agreements contemplated hereby, any additional purchaser so acquiring Notes shall be deemed to be an “Investor” for purposes of this Agreement, and any Notes so acquired by such additional purchaser shall be deemed to be “Notes” for all purposes hereunder. Exhibit A shall be revised by the Company, without the consent of any other person or entity, to reflect the sale of Notes at all Subsequent Closings. The closing of the purchase and sale of such additional Notes hereunder shall take place on such date as is mutually agreeable to the Company and Investors that are identified on Exhibit A as purchasing Notes representing a majority of the aggregate Principal Amounts of all Notes to be issued at such Subsequent Closing (or at such other time and place as is mutually agreed upon by the Company and such parties).

2.3               Conditions of Investors’ Obligations at Closing. The several obligations of each Investor to purchase the Notes at a Closing shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 2.3, any of which may be waived in writing by such Investor.

(a)                Representations and Warranties. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects on and as of the date of such Closing (except as to such representations and warranties made as of a specific date, which shall be measured as of such date).

(b)                Conditions. All agreements and conditions contained in this Agreement to be performed by the Company on or prior to such Closing shall have been performed or complied with in all material respects.

(c)                Delivery of Notes. The Company shall have executed and delivered to each Investor a Note evidencing the Company’s indebtedness to such Investor in the amount next to such Investor’s name on Exhibit A.

2.4               Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell and issue Notes to each Investor at a Closing shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 2.4, any of which may be waived in writing by the Company.

(a)                Representations and Warranties. The representations and warranties of such Investors contained in Section 3 of this Agreement shall be true and correct in all material respects on and as of the date of such Closing, with the same effect as if made on and as of such Closing.

(b)                Conditions. All agreements and conditions contained in this Agreement to be performed by the Investor on or prior to such Closing shall have been performed or complied with in all material respects.

(c)                Delivery of Notes. Each Investor shall have executed and delivered to the Company the Note issued by the Company to such Investor which such Note evidences the Company’s indebtedness to such Investor in the amount next to such Investor’s name on Exhibit A.

2.5               Delivery. At each Closing, the Company shall deliver to each Investor a Note in the Principal Amount designated opposite such Investor’s name on Exhibit A, against delivery of (1) payment of the purchase price therefor by a wire transfer of immediately available funds, to a bank designated by the Company or by conversion of indebtedness, as applicable, and (2) delivery of counterpart signature pages to this Agreement and the Note (collectively, the “Transaction Documents”). Each Investor purchasing a Note through conversion of indebtedness at any Closing agrees that the applicable convertible note held by such Investor is cancelled as of such Closing and all principal and interest outstanding thereunder shall be converted as contemplated by the applicable Note.

3.                   Representations, Warranties and Covenants of Investors. Each Investor, severally and not jointly, hereby represents, warrants and covenants to the Company as follows:

3.1               Purchase for Own Account. Such Investor represents that it is acquiring the Notes, the equity securities issuable upon conversion of the Notes and any Common Stock issuable upon conversion of any such equity securities (collectively, the “Securities”) solely for investment for such Investor’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The acquisition by such Investor of any of the Securities shall constitute confirmation of the representation by such Investor that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.2               Disclosure of Information. Such Investor has had an opportunity to discuss the terms of this offering and the Company’s business, management and financial affairs with the Company’s management, and the opportunity to inspect the Company’s facilities and such books and records and material contracts as such Investor deemed necessary to its determination to purchase the Securities.

3.3               Investment Experience. Either (i) such Investor or its officers, directors, managers or controlling persons has a preexisting personal or business relationship with the Company or its officers, directors or controlling persons, or (ii) such Investor, by reason of its own business and financial experience, has the capacity to protect its own interests in connection with the investment contemplated hereby. Such Investor represents that it is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

3.4               Accredited Investor; Non-U.S. Persons. Such Investor either (a) is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect, or (b) (i) certifies that such Investor is not a “U.S. person” within the meaning of SEC Rule 902 of Regulation S, as presently in effect, and that such Investor is not acquiring the Securities for the account or benefit of any such U.S. person, (ii) agrees to resell the Securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such Securities unless in compliance with the Act, (iii) agrees that any certificates for any Securities issued to such Investor shall contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration and that hedging transactions involving such Securities may not be conducted unless in compliance with the Act, and (iv) agrees that the Company is hereby required to refuse to register any transfer of any Securities issued to such Investor not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

3.5               Restrictions on Transfer. Such Investor understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act. Such Investor understands that the Securities have not been and will not be registered under the Act and have not been and will not be registered or qualified in any state in which they are offered, and thus the Investor will not be able to resell or otherwise transfer his, her or its Securities unless they are registered under the Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available. Such Investor has no immediate need for liquidity in connection with this investment and does not anticipate that it will need to sell his, her or its Securities in the foreseeable future. INVESTOR UNDERSTANDS AND ACKNOWLEDGES HEREIN THAT AN INVESTMENT IN THE COMPANY’S SECURITIES INVOLVES AN EXTREMELY HIGH DEGREE OF RISK AND MAY RESULT IN A COMPLETE LOSS OF HIS, HER OR ITS INVESTMENT.

3.6               Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and any other agreement that the purchasers of such Securities are required to execute and deliver in connection with the purchase of such Securities, and:

(a)                there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)                (i) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership or limited liability company to a partner of such partnership or a member of such limited liability company or a retired partner of such partnership who retires after the date hereof or a retired member of such limited liability company who retires after the date hereof, or to the estate of any Investor or the transfer by gift, will or intestate succession by any Investor to his or her spouse or to the siblings, lineal descendants or ancestors of such Investor or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

3.7               Confidentiality. Such Investor agrees that he, she or it shall keep confidential and shall not use, disclose or divulge any information which such Investor may obtain from the Company, pursuant to financial statements, reports and other materials submitted by the Company as required hereunder or under any other documents, or pursuant to information rights granted to an Investor unless such information is known, or until such information becomes known, to the public through no fault of such Investor or its agents, or unless the Company’s President or Chief Executive Officer gives written consent to such Investor’s release of such information, except that no such written consent shall be required (and Investor shall be free to release such information) if such information is to be provided to such Investor’s counsel or accountant, or to an officer, director, general partner, limited partner, shareholder, investment counselor or advisor, or employee of an Investor with a need to know such information; provided that any such counsel, accountant, officer, director, general partner, limited partner, shareholder, investment counselor or advisor, or employee shall be bound by the provisions of this Section 3.7. Notwithstanding the foregoing, this Section 3.7 shall not apply (a) to information which an Investor learns from a third party with the right to make such disclosure, provided Investor complies with the restrictions imposed by the third party, (b) to information which is in such Investor’s possession prior to the time of disclosure by the Company and not acquired by Investor under a confidentiality obligation, (c) to the minimum extent Investor is required to disclose such information by law or a governmental regulatory authority, (d) to the minimum extent (after requesting and pursuing confidential treatment to the extent reasonably possible) such Investor is required to disclose such information by court order. For the purposes of this Agreement: (A) a Person shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person; and (B) “Person” shall mean any individual, corporation (including any nonprofit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity, unincorporated organization or government or political subdivision thereof, or any other entity.

3.8               Investment Entity. Such Investor, if a corporation, partnership, trust or other entity, is authorized and otherwise duly qualified to purchase and hold the Securities; such entity has made its investment decision to purchase the Notes and other Securities at its office address for Investor as set forth on the signature page hereto; and such entity has not been formed for the specific purpose of acquiring the Securities. Such Investor, if a natural person, resides in the state identified in the address of Investor set forth on the signature page hereto.

3.9               Validity. When executed and delivered by such Investor, and assuming execution and delivery by the Company, this Agreement constitutes such Investor’s valid and legally binding obligations, enforceable in accordance with its respective terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies. Investor has full power and authority to enter into this Agreement and any and all consents required in connection herewith and the transactions contemplated hereby have been obtained.

3.10           No Tax Advice. Such Investor understands that such Investor may suffer adverse tax consequences as a result of such Investor’s purchase or disposition of the Securities. Such Investor represents that he, she or it has consulted any tax consultants that such Investor deems advisable in connection with the purchase or disposition of the Securities and that such Investor is not relying on the Company or the Company’s counsel for any tax advice.

3.11           Risks. Such Investor is aware that the Notes and other Securities are highly speculative and that there can be no assurance as to what return, if any, there may be. Investor acknowledges the inherent risks of purchasing the Notes and other Securities.

3.12           Disclosure of Information. Such Investor has received or has had full access to all the information such Investor considers necessary or appropriate to make an informed investment decision with respect to the Securities. Such Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Investor or to which such Investor had access.

4.                   Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, on and as of the date of such Closing, except as set forth on the Schedule of Exceptions attached hereto as Exhibit C (which the Company may, at its election, update at any Closing; provided however, such updated Schedule of Exceptions relates solely to matters, conditions or occurrences that arose after the date of the applicable Closing):

4.1               Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company.

4.2               Authorization, Enforceability. All action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Notes, has been taken or will be taken prior to such Closing. Each of the Transaction Documents to which the Company is a party constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.3               Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any of its officers or directors. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or Governmental Authority. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate. For the purposes hereof, “Governmental Authority” means any federal, state, local or other governmental department, commission, board, bureau, agency or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government.

4.4               Absence of Required Consents; No Violations. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of the Company is required in connection with the consummation of the transactions contemplated by the Transaction Documents, except for such filing(s) pursuant to applicable federal or state securities laws as may be necessary, which filings will be timely effected after the relevant Closing. The Company is not in violation or default (i) of any provision of its Articles of Incorporation or Bylaws, or (ii) in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract.

4.5               Valid Issuance of Securities. The Securities, when issued, sold and delivered in accordance with the terms of the Notes for the consideration expressed therein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, any agreement required to be executed in connection with the conversion of the Notes, and under applicable state and federal securities laws. The Common Stock issuable upon conversion of any equity securities issued or issuable upon conversion of the Notes will be duly and validly reserved for issuance upon the creation of such equity securities and, upon issuance in accordance with the terms of the Company’s Articles of Incorporation will be duly and validly issued, fully paid, nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, any agreement required to be executed in connection with the conversion of the Notes, and under applicable state and federal securities laws.

4.6               Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.

4.7               Intellectual Property. To its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as proposed to be conducted.

4.8               Financial Statements. The financial statements of the Company that have been made available to the Investors (i) are in accordance with the books and records of the Company and have been maintained in accordance with good business practice; (ii) have been prepared in conformity with U.S. generally accepted accounting practices, except for the absence of footnotes and subject to normal year-end adjustments; and (iii) fairly present the financial position of the Company as of the dates presented therein and the results of operations, changes in financial positions or cash flows, as the case may be, for the periods presented therein.

4.9               No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with Securities and Exchange Commission rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Notes; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Notes (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

5.                   Legends.

5.1               Federal Legends. The Notes and stock certificates evidencing the other Securities shall bear such restrictive legends as the Company and the Company’s counsel deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following:

“THE SECURITIES EVIDENCED HEREBY AND ANY SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, (II) IN COMPLIANCE WITH RULE 144, OR (III) PURSUANT TO AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.”

5.2               Other Legends. The Notes and stock certificates evidencing the other Securities shall also bear any legend required by the Company’s Bylaws, the Commissioner of Corporations of the State of California or as may be required pursuant to any state, local, or foreign law governing such securities.

5.3               Market Stand-Off. In connection with the Company’s initial public offering, each Investor or a transferee thereof, shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Securities without the prior written consent of the Company or its managing underwriter. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed one hundred eighty (180) days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports, or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in FINRA Rule 2711(f)(4) and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules. In the event of the declaration of a stock dividend, a spin off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Securities subject to the Market Stand-Off, or into which such Securities thereby become convertible, shall immediately be subject to the Market Stand-Off. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 5.3. This Section 5.3 shall not apply to securities registered in the public offering under the Act or to any securities issued by the Company that are purchased by Investors on the open market. All certificates evidencing the Securities (and any securities issued in substitution thereof or in respect thereof) shall bear such restrictive legends as the Company and the Company’s counsel deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR AN OFFERING OF THE COMPANY’S SECURITIES PURSUANT TO THE MARKET STANDOFF PROVISIONS OF AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL PURCHASER OF SUCH SECURITIES, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

5.4               Stop-Transfer Notices. Each Investor agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

5.5               Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Securities that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Securities or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Securities shall have been so transferred.

5.6               Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate pursuant to Sections 5.1 and 5.3 and the stop transfer instructions with respect to such legended securities shall be removed, and the Company shall issue a certificate without such legend to the holder of such securities, if such securities are registered under the Act and a prospectus meeting the requirements of Section 10 of the Act is available with respect to such Securities (or securities into which they have been converted) or if such holder satisfies the requirements of Rule 144.

6.                   Miscellaneous.

6.1               Successors and Assigns. Except as otherwise provided therein, the terms and conditions of this Agreement and the other Transaction Documents shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities); provided that the Company may not assign or transfer its rights or obligations hereunder or under the other Transaction Documents without the prior written consent of the holders of a majority of the aggregate Principal Amount under all Notes. The Securities shall be transferable upon obtaining the prior written consent of the Company and subject to compliance with applicable securities laws and Section 3. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2               Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. In addition, each of the parties hereto irrevocably and unconditionally (a) consents to submit itself to the exclusive personal jurisdiction of the state and Federal courts located in Santa Clara County, California, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court or assert that such court is an inconvenient forum, (c) agrees that it will not bring any action relating to this Agreement or any of the acts and transactions contemplated by this Agreement in any forum other than the state and Federal courts located in Santa Clara County, California, and (d) to the fullest extent permitted by law, consents to service being made through the notice procedures contemplated pursuant to Section 6.4 hereof. Each party hereto hereby agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses contemplated pursuant to Section 6.4 hereof shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

6.3               Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.4               Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by electronic transmission (email) to the email address set forth below if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a Business Day, or on the next Business Day if sent by email set forth below if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a Business Day; (c) three Business Days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth below; or (d) the next Business Day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each Person making a communication hereunder by email shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by email pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 6.4 by giving the other party written notice of the new address in the manner set forth above. “Business Day” shall mean any day other than a Saturday, Sunday, U.S. federal holiday or any other day upon which banks in New York and San Francisco are not open for business. Any communication to an Investor shall be sent to such Investor at the address set forth on the signature page hereto, and if to the Company, at the following address:

Tivic Health Systems, Inc.

750 Menlo Ave. Suite 200

Menlo Park, California 94025

Attn: Chief Executive Officer

Email Address:

With a copy to (which such copy shall not constitute notice):

Procopio, Cory, Hargreaves & Savitch LLP

1117 California Avenue

Palo Alto, CA 94304

Attention: Roger C. Rappoport, Esq.

Tel:

Email:

6.5               Amendments and Waivers. Any term of this Agreement may be amended or modified, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of, or a written instrument signed by (x) the Company; and (y) Investors who then hold Notes in an aggregate Principal Amount equal to more than fifty-percent (50%) of the aggregate Principal Amount of all then outstanding Notes. Any waiver or amendment effected in accordance with this Section 6.5 shall be binding upon each holder of any Securities acquired under this Agreement at the time outstanding (including securities into which such Securities are convertible), each future holder of all such Securities, and the Company, and its and their respective successors and assigns. Notwithstanding the foregoing, the Company may unilaterally amend Exhibit A of this Agreement to the extent necessary to add new Investors at Subsequent Closings, in accordance with Section 2.2 of this Agreement.

6.6               Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be judicially determined to be invalid, illegal or unenforceable in any respect, (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect, and (ii) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision, and, if the foregoing provision of this clause (ii) is not permitted pursuant to applicable law, then (iii) this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.7               Finder’s Fee. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction.

6.8               Further Assurances. Each Investor and the Company shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by the Transaction Documents.

6.9               Survival of Representations Warranties and Covenants. The representations and warranties of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investors or the Company.

6.10           Separability. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Except as otherwise provided in any Transaction Document, each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Investor, whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors.

6.11           Acknowledgment. Each Investor acknowledges that: (a) he, she or it has read the Transaction Documents; (b) it has been represented in the preparation, negotiation and execution of the Transaction Documents by legal counsel of its own choice or has voluntarily declined to seek such counsel; and (c) it understands the terms and consequences of the Transaction Documents and is fully aware of the legal and binding effect of the Transaction Documents.

6.12           Construction. The Company and Investors have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” shall be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Any reference herein to “day” or “days” shall, unless otherwise provided for, mean a calendar day or calendar days.

6.13           Entire Agreement. This Agreement and the Transaction Documents (and the Exhibits hereto and thereto) constitute the entire understanding between the Company and the Investors relative to the subject matter hereof. Any prior and contemporaneous agreement, discussion, understanding, correspondence and/or communication between the Company and such Investors regarding the purchase of securities, capital stock of the Company or otherwise, whether written or oral, is superseded by this Agreement.

6.14           Attorney’s Fees. If, in any action at law or in equity (including arbitration), it is necessary to enforce or interpret the terms of any of the Transaction Documents, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief that such party may be entitled.

6.15           Waiver of Conflicts. Each Investor acknowledges that Procopio, outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more of Investors or their Affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Bridge Financing”), including representation of such Investors or their Affiliates in matters of a similar nature to the Bridge Financing. The applicable rules of professional conduct require that Procopio inform the parties hereunder of this representation and obtain their consent. Procopio has served as outside general counsel to the Company and has negotiated the terms of the Bridge Financing solely on behalf of the Company. It is the belief of Procopio that these terms and conditions represent an arm’s length transaction between the Company and Investors. Investors have been, or have been granted the opportunity to be, represented by independent legal counsel regarding the terms of the Bridge Financing. The Company and each Investor hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Bridge Financing, Procopio has represented solely the Company, and not any Investor or any shareholder, director or employee of the Company or any Investor; and (c) gives its informed consent to Procopio’s representation of the Company in the Bridge Financing.

6.16           Expenses. Each party shall pay their own fees and expenses, including attorney’s fees and expenses in connection with the preparation, execution and delivery of this Agreement and the other Transaction Documents.

6.18           Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.19           California Securities Laws. THE SALE OF THE SECURITIES, WHICH ARE THE SUBJECT OF THIS AGREEMENT, HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date first above written.

Company:	Tivic Health Systems, Inc.
a Delaware corporation

By:
Jennifer Ernst, Chief Executive Officer

INVESTORS:

If Investor is a Corporation, Partnership or Other Entity:	If Investor is an Individual:

Name of Entity	Print Name of Individual

Signature of Authorized Person	Signature of Individual

Print Name of Authorized Person	Print Name of Individual (If more than one signatory)

Title	Signature of Individual (If more than one signatory)

Telephone (Day):	Telephone (Day):
Email Address:

Email Address:	Address:
Address:

EXHIBITS

Exhibits

Exhibit A	Schedule of Investors

Exhibit B	Form of Note

Exhibit C	Schedule of Exceptions

EXHIBIT A

Schedule Of Investors

Investor	Principal Amount of Note	Date of Purchase

EXHIBIT B

Form Of Unsecured Convertible Promissory Note

[Attached]

EXHIBIT C

Schedule of Exceptions